UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2010

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 9, 2010, Hines Global REIT Properties, LP, a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired 17600 Gillette, a two-story office building located in the Orange County Airport Area of Irvine, California. The seller, AJ Irvine Owner Corporation, is not affiliated with Hines Global or its affiliates.

17600 Gillette consists of 98,925 square feet of rentable area that is 100% leased to DraftFCB, Inc., a global advertising agency network, under a lease that expires in March 2016 and contains two, five-year renewal options. Based on the terms of the lease, the annual base rent is currently approximately $2.8 million, but is subject to change every 30 months based on a Consumer Price Index adjustment, not to exceed 3% annually. Additionally, Draft FCB, Inc. is responsible for the reimbursement of certain operating costs related to its space as well as parking and common areas.
The contract purchase price for 17600 Gillette was $20.4 million, exclusive of transaction costs, fees and working capital reserves. Hines Global funded this transaction using proceeds from its initial public offering.

In connection with the acquisition of this property, Hines Global expects to pay its advisor, Hines Global REIT Advisors LP, an affiliate of Hines Interests Limited Partnership ("Hines"), approximately $407,000 in cash acquisition fees.

The terms of the acquisition of 17600 Gillette are more fully set forth in the Contract of Sale and Purchase between AJ Irvine Owner Corporation and Hines Global REIT Properties, LP, dated May 13, 2010, as amended, which contracts and amendments are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 15, 2010 Hines issued a press release relating to Hines Global's acquisition of 17600 Gillette. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

 (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than August 25, 2010.

(d) Exhibits:

10.1 Contract of Sale and Purchase, dated as of May 13, 2010, by and between AJ Irvine Owner Corporation and Hines Global REIT Properties LP (filed as exhibit 10.1 to the Current Report on Form 8-K filed on May 19, 2010 and is incorporated by reference herein).

10.2 First Amendment to the Contract of Sale and Purchase dated as of June 2, 2010 between AJ Irvine Owner Corporation and Hines Global REIT Properties, LP

10.3 Second Amendment to the Contract of Sale and Purchase dated as of June 4, 2010 by and between AJ Irvine Owner Corporation and Hines Global REIT Properties, LP

99.1 Press Release of Hines dated June 15, 2010

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition of the property described herein, the lease to DraftFCB and the payment of acquisition fees to Hines Global's advisor, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with property acquisitions and other risks described in the “Risk Factors” section of Hines Global REIT, Inc.’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

June 15, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Contract of Sale and Purchase, dated as of May 13, 2010, by and between AJ Irvine Owner Corporation and Hines Global REIT Properties LP (filed as exhibit 10.1 to the Current Report on Form 8-K filed on May 19, 2010 and is incorporated by reference herein).
10.2	First Amendment to the Contract of Sale and Purchase dated as of June 2, 2010 between AJ Irvine Owner Corporation and Hines Global REIT Properties, LP
10.3	Second Amendment to the Contract of Sale and Purchase dated as of June 4, 2010 by and between AJ Irvine Owner Corporation and Hines Global REIT Properties, LP
99.1	Press Release of Hines dated June 15, 2010